UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2006

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

575 Broadway, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Establishment Cash Bonus Criteria

On June 6, 2006 and June 12, 2006, the Compensation Committee approved for the quarter ending June 30, 2006, the amount and criteria for the on-target performance cash awards for the new Chief Executive Officer, Joshua Pickus, and Senior Vice President of Sales, Michael Sayer. The on-target bonus potential for the second quarter of 2006 is $100,000 for Mr. Pickus and $20,833 for Mr. Sayer. For each executive, fifty percent of the on-target performance cash award is based on the Company’s achievement of certain revenue targets in the second quarter of 2006. The remaining fifty percent for each executive is based upon the employee’s performance of individual objectives. For Mr. Pickus, the remaining fifty percent is based upon the delivery of certain deliverables to the Board of Directors. For Mr. Sayer, the remaining fifty percent is based upon the delivery of certain deliverables to the CEO, including organizational decisions and pipeline analyses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2006

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Chief Financial Officer and Senior Vice President of Finance and Administration
(Principal Financial Officer and Chief Accounting Officer)